Exhibit 5.1

Balch & Bingham LLP

1901 Sixth Avenue North, Suite 2600

Birmingham, Alabama 35203-2628

(205) 251-8100

January 8, 2008

Alabama Power Company

600 North 18th Street

Birmingham, AL 35291

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Alabama Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a prospectus (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2008 under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of (1) Class A Preferred Stock (the “Class A Preferred Stock”) to be issued by the Company, (2) Preference Stock (the “Preference Stock”) to be issued by the Company, (3) Depositary Preference Shares (the “Depositary Shares”) to be issued by the Company, (4) Senior Notes (the “Senior Notes”) to be issued by the Company, and (5) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture dated as of December 1, 1997 between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of January 1, 1997, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Registration Statement.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes and Junior Subordinated Notes have been issued and sold upon the terms specified in the orders of the Alabama Public Service Commission:

Alabama Power Company

January 8, 2008

(1) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors authorizing the issuance of shares of a series of Class A Preferred Stock and establishing the rights and preferences of such series of Class A Preferred Stock, and when certificates for such Class A Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, such shares of Class A Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

(2) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors authorizing the issuance of shares of a series of Preference Stock and establishing the rights and preferences of such series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, such shares of Preference Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

(3) Upon due authorization, execution and delivery of the Deposit Agreement pursuant to which Depositary Receipts evidencing the Depositary Shares are to be issued, upon the delivery to the Depositary of duly authorized and validly issued Preference Stock which is represented by the Depositary Shares and upon the Depositary Receipts evidencing the Depositary Shares being duly issued against deposit of the Preference Stock in accordance with the Deposit Agreement, the Depositary Shares will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity, and the Depositary Receipts will be legally issued and will entitle the holders to the rights in respect of the Depositary Shares and Preference Stock represented thereby specified in such Depositary Receipts and the Deposit Agreement.

(4) When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes and the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as applicable, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

Alabama Power Company

January 8, 2008

In rendering the opinions expressed in paragraph 4 above, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security, (iii) each of the Senior Note Indenture and Subordinated Note Indenture will be the valid, binding and legal obligation of the trustee named therein and (iv) the Deposit Agreement will be the valid, binding and legal obligation of the depositary named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

Very truly yours,

/s/ Balch & Bingham LLP

Annex I

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019-6092

tel +1 212 259 8000

fax +1 212 259 6333

January 8, 2008

Balch & Bingham LLP

1901 Sixth Avenue North

Birmingham, Alabama 35203

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a prospectus filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2008 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Class A Preferred Stock (the “new Stock”) to be issued by Alabama Power Company (the “Company”), (2) Preference Stock (the “Preference Stock”) to be issued by the Company, (3) Depositary Preference Shares (the “Depositary Shares”) to be issued by the Company, (4) Senior Notes (the “Senior Notes”) to be issued by the Company and (5) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to a Senior Note Indenture, dated as of December 1, 1997, as supplemented, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Senior Note Indenture”) and the Junior Subordinated Notes will be issued pursuant to a Subordinated Note Indenture, dated as of January 1, 1997, as supplemented, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes and the Junior Subordinated Notes have been issued and sold upon the terms specified in the orders of the Alabama Public Service Commission, when the Senior Note Indenture and any supplemental

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Balch & Bingham LLP

January 8, 2008

indenture to be entered into in connection with the issuance of the Senior Notes and the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as applicable, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP